Exhibit 23.3

                             James W. McLeod, P. Geo
                                 5382 Aspen Way
                           Delta, B.C., Canada V4K 3S3
                               Phone: 604 946-6979
                                Fax: 604 946-6954
                               mcleodja@dccnet.com


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549


                                     CONSENT

I, James W. McLeod, P. Egeo. (BC), License #18712, am the author of a Report entitled Reviw and Recommendations, Bat 1-4 Mineral Claims, Tonopah Project Area, Esmeralda County, Nevada, U.S.A., dated February 4, 2007, prepared for Las Rocas Mining Corp.

This is to confirm that I consent to the filing of the Bat Property Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Las Rocas Mining Corp. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Delta, B.C., Canada, this 4th day of February, 2007



                                        /s/ James W. McLeod
                                        ------------------------------
                                        James W. McLeod
                                        Consulting Geologist